UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2022

SAB BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39871	85-3899721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 East 54th Street North
Sioux Falls, South Dakota		57104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 605 679-6980

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SABS	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	SABSW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2022, SAB Biotherapeutics, Inc. (the “Company”) entered into a Fourth Amendment (the “Fourth Amendment”) to the Amended and Restated Lease Agreement (as amended by the Fourth Amendment, the “Sanford Lease Agreement”) with Sanford Health, a South Dakota non-profit corporation ( the “Landlord”). The Fourth Amendment, among other things, reduces the Company’s leased area under the Sanford Lease Agreement to 21,014 square feet. The Fourth Amendment reduces the rent due under the Sanford Lease Agreement to $531,024 (the “Annual Rent”), payable in monthly installments of $44,252.

Additionally, pursuant to the Fourth Amendment, the Company and the Landlord agreed that for the period of October 1, 2022 to September 30, 2023, the Company’s obligation to pay the Annual Rent shall be abated and not required to be paid when normally due (the “Abated Rent”). In exchange for the Abated Rent, effective as of October 1, 2022, the Company issued to Landlord an 8% unsecured, convertible promissory note (the “October Note”).

Pursuant to the October Note, the Company shall pay the sum of $541,644 (the “Principal”) plus accrued and unpaid interest thereon on September 31, 2024 (the “Maturity Date”). Simple interest shall accrue on the outstanding Principal from and after the date of the October Note, and shall be payable on the Maturity Date. The Landlord shall have the right, but not the obligation, to convert all or any part of the outstanding Principal of the October Note, together with any accrued and unpaid interest thereon to the date of such conversion, into such number of fully paid and non-assessable shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at any time and from time to time, prior to the later of the Maturity Date and the date on which the October Note is paid in full, subject to certain restrictions, at a conversion price per share of Common Stock equal to greater of (x) $1.50 and (y) the price at which the Company sells shares of Common Stock in any bona fide private or public equity financing prior to the Maturity Date (the “Conversion Price”).

The foregoing description of the Fourth Amendment and the October Note does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Fourth Amendment and the October Note, which are attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Fourth Amendment to Amended and Restated Lease Agreement
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAB Biotherapeutics, Inc.

Date:	October 13, 2022	By:	/s/ Eddie J. Sullivan
Eddie J. Sullivan Chief Executive Officer